                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported) DECEMBER 13, 2005


                          CROWLEY MARITIME CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                      000-49717                94-3148464
(State or other jurisdiction        (Commission File          (IRS Employer
     of incorporation)                   Number)            Identification No.)

155 GRAND AVENUE, OAKLAND, CALIFORNIA                          94612
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code (510) 251-7500


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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     ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On December 13, 2005, the Board of Directors (the "Board") of Crowley Maritime Corporation (the "Company") appointed William P. Verdon to the Board, which appointment will be effective as of January 1, 2006. As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2005, Mr. Verdon entered into an Agreement for Contract Services (the "Consulting Agreement") which provides the Company with the continued benefit of Mr. Verdon's knowledge and expertise after his employment as Senior Vice President and General Counsel of the Company ends, which is expected to occur on December 31, 2005. Under the terms of the Consulting Agreement: (a) Mr. Verdon agrees to serve as a consultant for a term of three years after such employment ends; and (b) the Company agrees to pay Mr. Verdon a monthly retainer of $16,667 plus the cost of term life insurance in the amount of $550,000 during the term of the Consulting Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CROWLEY MARITIME CORPORATION


                                By: /s/ WILLIAM P. VERDON
                                    --------------------------------------------
                                Name: William P. Verdon
                                Title: Senior Vice President and General Counsel



Dated:  December 19, 2005